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                                                                     EXHIBIT 4.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                           CONVERTIBLE PROMISSORY NOTE


[$_____________]                                                  August 7, 2001

FOR VALUE RECEIVED, the undersigned, THE PLASTIC SURGERY COMPANY, a Georgia corporation ("MAKER"), promises to pay to the order of [Insert Name of Lender] ("PAYEE", the "PAYEE" and any subsequent holder(s) hereof are hereinafter referred to collectively as "HOLDER"), in lawful money of the United States of America at the office of Payee at [Insert Address of Holder], or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of [Insert Amount of Loan], together with interest on the outstanding principal balance hereof from the date hereof at the Base Rate (as such term is defined with respect to the Payee in the Loan Agreement, dated as of even date herewith, by and between Maker, Payee and certain other lenders set forth on the signature pages thereto (the "LOAN AGREEMENT")). All interest hereunder shall be calculated based on a 360-day year and paid for the actual number of days elapsed. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Loan Agreement. Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the last Business Day of the 1st full calendar month next succeeding the Closing Date, and subsequent installments being payable on the last Business Day of each succeeding month thereafter until the Maturity Date. The principal balance and all accrued but unpaid interest hereunder shall be payable on the Maturity Date.

Notwithstanding anything to the contrary contained in this Note or in the Loan Agreement, Holder shall have the right, upon written demand (the "Demand") at any time after the closing of a PIPE Transaction within twelve months of the date hereof, to accelerate Maker's obligation to pay all principal and accrued interest hereunder (such payment, the "Demand Payment"). The Demand Payment shall be due and payable ten (10) days after Holder delivers the Demand to the Maker. For purposes of this Note, a "PIPE Transaction" shall mean the closing of a private investment in public equity transaction with aggregate offering proceeds to Maker in excess of four million dollars ($4,000,000), excluding any conversion of debt into equity. The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, provided that (a) Maker shall make no prepayment under the Notes in an aggregate amount less than $25,000 and (b) Maker otherwise complies with the terms and conditions of the Loan Agreement in connection with such partial or complete prepayment. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

This Note will be a fully-registered note on the books of Maker and will be issued only in fully-registered form. Maker will cause to be kept at its principal office a register for the registration and transfer of the Notes. The name and address of each Holder hereof, the transfer thereof and the names and addresses of any transferee hereof, or any interest therein, shall be recorded in such register. Until a transfer hereof is duly registered on the books of Maker, Maker may treat the registered Holder thereof as the owner for all

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purposes. This Note is subject to the restrictions on transfer set forth herein and in the Loan Agreement.

Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured following the giving of any applicable notice and within five (5) business days; or in the event that any Default or Event of Default shall occur under the Loan Agreement, which Default or Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter at the Post-Default Rate until the Default is cured, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

The outstanding principal and interest on this Note may be converted into shares of Common Stock of the Maker as follows:

         ELECTION TO CONVERT. THE OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF THIS NOTE PLUS ALL ACCRUED BUT UNPAID INTEREST HEREUNDER SHALL BE, AT THE ELECTION OF HOLDER, CONVERTED INTO THAT NUMBER OF SHARES OF COMMON STOCK OF MAKER DETERMINED BY DIVIDING (I) THE SUM OF SUCH OUTSTANDING AGGREGATE PRINCIPAL AMOUNT PLUS ALL ACCRUED AND UNPAID INTEREST ON THE CONVERSION DATE (AS DEFINED BELOW) BY (II) THE PURCHASE PRICE (AS DEFINED IN AND ADJUSTED FROM TIME TO TIME IN ACCORDANCE WITH THAT CERTAIN WARRANT TO PURCHASE [INSERT NUMBER OF SHARES] SHARES OF COMMON STOCK OF MAKER, ISSUED BY MAKER TO PAYEE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE).

         MECHANICS OF CONVERSION. IN CONNECTION WITH SUCH CONVERSION OF THIS NOTE, THE HOLDER SHALL SURRENDER THIS NOTE, DULY ENDORSED, AT THE PRINCIPAL OFFICE OF THE MAKER (THE DATE OF RECEIPT BY MAKER OF SUCH NOTICE HEREINAFTER REFERRED TO AS THE "CONVERSION DATE"). AT ITS EXPENSE, MAKER SHALL, AS SOON AS PRACTICABLE THEREAFTER, ISSUE AND DELIVER TO THE HOLDER AT THE OFFICE OF HOLDER (AS SET FORTH IN THE FIRST PARAGRAPH HEREOF) A CERTIFICATE OR CERTIFICATES FOR THE COMMON STOCK (BEARING SUCH LEGENDS AS MAY BE REQUIRED OR ADVISABLE IN THE OPINION OF COUNSEL TO THE COMPANY), TOGETHER WITH A CHECK PAYABLE TO THE HOLDER FOR ANY CASH AMOUNTS PAYABLE AS DESCRIBED IN SECTION (C) BELOW.

         NO FRACTIONAL SHARES. NO FRACTIONAL SHARES SHALL BE ISSUED UPON CONVERSION OF THIS NOTE. IN LIEU OF THE MAKER ISSUING ANY FRACTIONAL SHARES TO THE HOLDER UPON THE CONVERSION OF THIS NOTE, THE MAKER SHALL PAY TO THE HOLDER AN AMOUNT IN CASH EQUAL TO THE PRODUCT OBTAINED BY MULTIPLYING THE PURCHASE PRICE BY THE FRACTION OF A SHARE NOT ISSUED PURSUANT TO THE PREVIOUS SENTENCE. UPON CONVERSION OF THIS NOTE IN FULL AND THE PAYMENT OF THE AMOUNTS SPECIFIED IN THIS NOTE, THE MAKER SHALL BE RELEASED FROM ALL ITS OBLIGATIONS AND LIABILITIES UNDER THIS NOTE.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No

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extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents as may be required to protect and preserve the rights of Maker and Payee as more specifically described in the Loan Agreement. Reference is made to the Loan Agreement and the other "Loan Documents" referred to therein for a complete statement of the rights and obligations of Borrower and the holder of this Note. Among other items, the Loan Agreement sets forth the circumstances under which unpaid principal and interest under this Note may or must be prepaid or become due and payable prior to the scheduled due dates thereof and the circumstances under which interest hereunder shall be calculated at the Post-Default Rate. All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed by law (the "MAXIMUM RATE"). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of California, except to the extent that federal law may be applicable to the determination of the Maximum Rate.


                                   MAKER:
                                   THE PLASTIC SURGERY COMPANY
                                   A GEORGIA CORPORATION

                                   By:
                                   ---------------------------------------------
                                   Title:

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